EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 No. 333-69807 and No. 333-3124) related to the 1993 Stock Option and Restricted Stock Plan, as Amended and Restated,

(2)	Registration Statement (Form S-8 No. 333-61354) related to the 2000 Stock Incentive Plan,

(3)	Registration Statement (Form S-3 No. 333-08415) related to the Dividend Reinvestment and Common Stock Purchase Plan,

(4)  Registration Statement (Form S-3 No. 333-117655) of Omega Healthcare Investors, Inc.,

(5)  Registration Statement (Form S-4 No. 333-21119) of Omega Healthcare Investors, Inc., and

(6)  Registration Statement (Form S-4 No. 333-121499) of Omega Healthcare Investors, Inc.;

of Omega Healthcare Investors, Inc. and related Prospectuses of our reports dated February 17, 2006, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc., Omega Healthcare Investors, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Omega Healthcare Investors, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

McLean, Virginia
February 17, 2006